Exhibit  2.3
MARTIN  J.  BRILL  (State  Bar  No.  53220)
ROBYN  B.  SOKOL  (State  Bar  No.  159506)
ROBINSON,  DIAMANT  &  BRILL
A  Professional  Corporation
1888  Century  Park  East,  Suite  1500
Los  Angeles,  California  90067
Telephone:  (310)  277-7400
Telecopier:  (310)  277-7584


Attorneys  for  Debtor
and  Debtor  in  Possession


                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                          SAN FERNANDO VALLEY DIVISION


                                   Bk. No. SV 99-10944-GM

                                   Chapter 11

In re                              ORDER CONFIRMING DIGITAL TECHNOLOGIES
                                   MEDIA GROUP, INC.'S THIRD AMENDED
DIGITAL TECHNOLOGIES MEDIA GROUP, CHAPTER 11 PLAN OF REORGANIZATION INC., a Delaware corporation,
                                   Date: April 18, 2000
     Debtor.                       Time: 9:00 a.m.
                                   Place: Courtroom "303"
                                          21041 Burbank Blvd.
                                          Woodland Hills, CA


          A hearing was held before the undersigned United States Bankruptcy Judge on April 18, 2000 at 9:00 a.m. on the confirmation of Digital Technologies Media Inc.'s Third Amended Chapter 11 Plan of Reorganization (the "Plan") filed by Digital Technologies Media, Inc. Debtor and Debtor in Possession (the "Debtor"). Martin J. Brill and Robyn B. Sokol of Robinson, Diamant & Brill, A Professional Corporation, appeared on behalf of the Debtor. No other appearances were made.
///
          The Court having considered the Memorandum in Support of Confirmation of Debtor's Third Amended Chapter 11 Plan of Reorganization and the Declarations filed in support of confirmation of the Plan, and it appearing that adequate notice and opportunity for hearing were given under all of the circumstances, and no objections to confirmation of the Plan having been filed, hereby makes the following findings of fact and conclusions of law:

                                FINDINGS OF FACT
                                ----------------

1. The Debtor provided adequate and appropriate notice of the hearing on confirmation of the Plan by service of the (a) "Notice To Creditors Of: (1)

Hearing To Consider Confirmation Of Debtor's Third Amended Chapter 11 Plan of Reorganization; (2) Time Fixed For Debtor's Receipt of Ballots Accepting or Rejecting Plan; (3) Time Fixed For Filing Objections To Confirmation" ("Solicitation Notice") and the "Notice To Interest Holders Of: (1) Hearing To Consider Confirmation Of Debtor's Third Amended Chapter 11 Plan; (2) Time Fixed For Debtor's Receipt Of Ballots Accepting Or Rejecting Plan; and (3) Time Fixed For Filing Objections To Confirmation ("Interest Holder Notice"); (b) the
"Ballot For Accepting Or Rejecting Plan" ("Ballot(s)"); (c) the "Debtor's Disclosure Statement Describing Debtor's Third Amended Chapter 11 Plan" (the "Disclosure Statement"); and (d) the "Debtor's Third Amended Chapter 11 Plan of Reorganization" (the "Plan"). The noticing of the Disclosure Statement and Plan was in accordance with the applicable provisions of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules. The Debtor also mailed appropriate ballots to the members of each class entitled to vote on the Plan.

2.          No  objection  to  confirmation  of  the  Plan  was filed or served.
3. The Plan has been accepted by at least two-thirds in amount and more than one-half in number of allowed claims of each class held by creditors entitled to vote and voting on the Plan. The Plan has been accepted by Class 3 Interest Holders by more than one-half in number of allowed interests.
4.          The  Debtor  as  proponent  of  the Plan has complied with 11 U.S.C.
1125  in  connection  with  solicitation  of  acceptances  to  the  Plan.
5.          The  Plan  provides  adequate  means  for  its  implementation.
6. The Plan provides for the selection of any officer, director or trustee of the Debtor and/or its affiliates under the Plan, or a successor thereto in a manner which is consistent with the interests of creditors and equity security holders and with public policy.
7.          The  Plan  complies with the applicable provisions of the Bankruptcy
Code.
8. The Debtor as proponent of the Plan, has complied with the applicable provisions of the Bankruptcy Code.
9. The Plan is proposed in good faith and not by any means forbidden by law.
///
10. Any payments made or to be made by the Debtor under the Plan to professional persons for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the Plan and incident to the chapter 11 case, have been approved by, or are subject to further approval of the Court, as reasonable.
11. The Debtor has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtor and/or its affiliates.
12. The appointment to, or continuance in office of, individuals proposed to serve as officers or directors following confirmation of the Plan is consistent with the interests of creditors and equity security holders and with public policy.
13. The Debtor has disclosed the identity of any insiders who will be employed or retained by the Debtor following confirmation of the Plan and the nature of any compensation for such insider.
14. The Debtor is not subject to the jurisdiction of any governmental regulatory commission with respect to rate matters.

15. Each holder of a claim or interest will receive or retain under the Plan on account of such claim or interest property of a value, as of the
Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date of the Plan.
///
16.          Each  class  of  claims  or  interests  has  accepted  the  Plan.
17. Each class of claims that is impaired under the Plan has accepted the Plan, excluding the acceptance of any insider as defined in 11 U.S.C. 101(31). Classes 1, 2 and 3, which are all impaired, voted to accept the Plan.
18. The Plan satisfies 11 U.S.C. 1129(a)(11) as the Debtor will have enough cash on the Effective Date to satisfy all claims and expenses entitled to be  paid  on  such  date.
19. All bankruptcy fees payable pursuant to 28 U.S.C. 1930 will be paid on the Plan's Effective Date or as soon thereafter as possible.
20. There are no retiree benefits required to be paid or continued under the Plan.
21. The Plan provides for the payment of all allowed priority claims in cash in the full amount of such claims on the Effective Date of the Plan unless such claimants have agreed to alternate satisfaction of their claims. The evidence establishes that funds of the bankruptcy estate will be sufficient to provide for payment in accordance with the Plan of all existing administrative and other priority claims.
22. Any conclusion of law set forth below which is deemed a finding of fact is incorporated herein.

                               CONCLUSIONS OF LAW
                               ------------------

          1. The Plan has been accepted in writing by the creditors whose acceptances are required by law.
          2. The Plan complies with the applicable provisions of Title 11 of the United States Code.
          3. The Debtor has complied with the applicable provisions of Title 11 of the United States Code.
          4. The Plan has been proposed in good faith and not by any means forbidden by law.
          5. The identity, qualifications, and affiliations of the persons who are to be directors or officers of the Debtor and/or its affiliates after confirmation of the Plan have been fully disclosed, and the appointment of such persons to such offices, or their continuance therein is equitable and consistent with the interests of the creditors and equity security holders and with public policy.
          6. Solicitation of acceptances of the Plan, including the mailing of the Plan and the Disclosure Statement, and the mailing of ballots to holders of claims and interests, was in accordance with the orders thereon of this Court, the provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, Local Bankruptcy Rules, and any other applicable law.
7. Each holder of a claim or interest has accepted the Plan or will receive or retain under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.
          8. With respect to each class of claims or interests under the Plan, such class has accepted the Plan pursuant to the provisions of 11 U.S.C. 1126.

          9. The Plan provides appropriate treatment for the claims entitled to priority pursuant to 11 U.S.C. 507, as required pursuant to 11 U.S.C. 1129(a)(9).
          10. At least one class of claims that is impaired under the Plan has accepted the Plan, excluding the acceptance of any insider as defined in 11 U.S.C. 101(31).
          11. Confirmation of the Plan is not likely to be followed by the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan and the Debtor is able to satisfy all Effective Date distributions.
          12. All bankruptcy fees payable pursuant to 28 U.S.C. 1930 have been paid or shall be paid on or prior to the Plan's Effective Date.
          13. There are no retiree benefits required to be paid or continued under the Plan.
          14. Any finding of fact above which is deemed a conclusion of law is incorporated herein.

          Accordingly,  it  is  hereby
          ORDERED:
               A. The Debtor's Plan, a copy of which is attached hereto as Exhibit "1," is confirmed and approved.

               B. The provisions of the Plan and of this order shall be binding on the Debtor, the Reorganized Debtor, the bankruptcy estate, and any entity acquiring property under the Plan, and on any and all creditors and equity security holders.

               C. The property of the bankruptcy estate shall be vested in the Reorganized Debtor as provided in Article V.B of the Plan.

               D. The Reorganized Debtor shall act as disbursing agent with-out bond and is authorized to make the disbursements required under the Plan.
               E. On the Effective Date as defined in the Plan, all creditors and claimants at law or in equity whose status is based upon any debt, claim, lien, security interest, liability or cause of action which was in existence as of the date of this order or which arises out of the rejection of an executory contract or unexpired lease, shall be and are hereby, permanently restrained and enjoined from pursuing or attempting to pursue, or from commencing or continuing any suit or proceeding at law, or in equity, directly or indirectly, against the Debtor and the Reorganized Debtor herein, except pursuant to and consistent with the provisions of the Plan.

               F. Pursuant to Article IV.A.1. of the Plan, the Debtor shall assume the following executory contracts and leases: Server Lease - Intel server for e-commerce business, Jande International - Lessor; Real Property Lease - office space, Jande International - Lessor; Office Equipment Lease, Jande International - Lessor; Fogdog Sport Contract - contract to sell merchandise on the Internet, Fogdog - non-Debtor contracting party.

               G. Pursuant to Article IV.A.2. of the Plan, the Debtor rejects all of its unexpired leases and executory contracts which it does not assume through the Plan. Within thirty (30) days following entry of this Order, the holder of any claim arising from rejection of an executory contract or unexpired lease shall file with the clerk and serve upon the Debtor and its counsel a proof of claim for damages resulting from rejection or be barred from asserting such claim or receiving any dividend or payment on account of such claim.

               H. The Debtor and Reorganized Debtor are authorized to execute any and all documents and to take such other actions as may be necessary to implement the provisions of the Plan.

               I. This Court shall and does hereby retain jurisdiction to the extent provided by law.

               J.     All  securities  to  be  issued  pursuant  to  the Plan to
Holders of Allowed Claims and Allowed Interests, except the Data common stock and Digi common stock, shall be issued pursuant to the exemption contained in 11 U.S.C. 1145 from the requirements of Section 5 of the Securities Act of 1933, and other applicable federal, state or local law requiring registration.

               K. A post-confirmation status conference will be held on August 8, 2000 at 9:00 a.m. in Courtroom "303". Not less than ten (10) days prior to the Status Conference, the Reorganized Debtor must file a status report ("Report") explaining what progress has been made toward consummation of the confirmed Plan. The initial Report must be served on the United States Trustee and those parties who have requested special notice. Further reports must be filed every one hundred twenty (120) days thereafter and served on the same entities, unless otherwise ordered by the Court.
///
///
///
///
///
///
///
               L. If the above-referenced case is converted to one under chapter 7, the property of the Reorganized Debtor shall be revested in the chapter 7 estate.
DATED:
                              ___________________________________
                                        GERALDINE  MUND
                                 UNITED  STATES  BANKRUPTCY  JUDGE

PRESENTED  BY:

ROBINSON,  DIAMANT  &  BRILL
A  Professional  Corporation



By:  ________________________________
            MARTIN  J.  BRILL
  Attorneys  for  DIGITAL  TECHNOLOGIES
   MEDIA  GROUP,  INC.,  Chapter  11  Debtor
        and  Debtor  in  Possession